                                                                   Exhibit 10.18

                             EMPLOYMENT AGREEMENT

          This Employment Agreement ("Agreement") is entered into as of July 1, 1996, by and between Callaway Golf Company, a California corporation (the "Company"), and Elmer L. Ward, Jr. ("Employee").

          1.   TERM.  The Company hereby employs Employee and Employee hereby
               ----
accepts employment pursuant to the terms and provisions of this Agreement for the term commencing July 1, 1996, and terminating June 30, 1999 unless this Agreement is earlier terminated as hereinafter provided. Neither the Company nor Employee have any expectation, obligation, commitment or other agreement with respect to further employment of Employee by the Company following the termination of this Agreement, it being understood that Employee intends to retire as of that time.

          2.   SERVICES.
               --------

          (a) Employee shall have the title Manager, Special Licenses, or such other title as shall be given to him from time to time by the Chief Executive Officer. Employee's duties shall be those assigned to him from time to time by the Chief Executive Officer. It is expected that Employee shall initially report directly to the Executive Vice President, International Sales, Licensing and Business Development, or to such other persons as shall be specified from time to time by the Chief Executive Officer.

          (b) Employee shall be required to comply with all policies and procedures of the Company, as such shall be adopted, modified or otherwise established by the Company from time to time.

          3.   SERVICES TO BE EXCLUSIVE.  During the term hereof, Employee
               ------------------------
agrees to devote his full productive time and best efforts to the performance of Employee's duties hereunder. Employee further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Employee is employed by the Company, Employee will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. Employee further agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require. Nothing herein contained shall be deemed to preclude Employee from having outside personal investments and involvement with appropriate community activities, or from devoting a reasonable amount of time to such matters, provided that they shall in no manner interfere with or derogate from Employee's work for the Company.

          4.   COMPENSATION.  The Company agrees to pay Employee:
               ------------

          (a)  a base salary paid at the rate of $250,000.00 per year; and

          (b) an opportunity to earn and receive, in the Company's sole discretion, an annual discretionary bonus, payable in accordance with the Company's general policies and practices regarding employee bonuses.

          5.   EXPENSES AND BENEFITS.
               ---------------------

          (a)  Reasonable and Necessary Business Expenses.  In addition to the
               ------------------------------------------
compensation provided for in Section 4 hereof, the Company shall reimburse Employee for all reasonable, customary, and necessary expenses incurred in the performance of Employee's duties hereunder. Employee shall first account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policy set by the Company for reimbursement of such expenses. The amount, nature, and extent of such expenses shall always be subject to the control, supervision, and direction of the Company.

          (b)  Vacation.  Employee shall receive three (3) weeks paid vacation
               --------
for each twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Vacation benefits, including the accumulation of unused vacation time, shall be subject to the Company's general policies and practices, as they may exist from time to time.

          (c)  Benefits.  During Employee's employment with the Company pursuant
               --------
to this Agreement, the Company shall provide for Employee to:

               (i) participate in the Company's standard health insurance, life insurance and disability insurance plans as the same may be modified from time to time; and

               (ii) participate in the Company's 401(k) pension plan pursuant to the terms of the plan, as the same may be modified from time to time.

          (d)  Stock Options. Pursuant to a separate stock option agreement, the
               --------------
Company shall provide to Employee options to purchase up to 25,000 shares of the Common Stock of the Company in accord with the following pricing and vesting schedule:


     SHARES         VESTING DATE         PRICE
     -----          ---------------      -------------------------------------

     10,000         January 1, 1997      Base Price (the closing price on
                                         the NYSE on August 30, 1996, as
                                         reported in the Wall Street Journal
     10,000         January 1, 1998      Base Price
      5,000         January 1, 1999      Base Price

All shares of stock that are issuable upon the exercise of such options granted to Employee shall be registered as promptly as possible with the Securities and Exchange Commission, and shall be approved for listing on the New York Stock Exchange upon notice of issuance. It is expressly understood that the vesting of such options shall be dependent upon Employee's continued employment by the Company on the specified vesting dates, as provided in the separate stock option agreement.

          6.   NONCOMPETITION.
               --------------

          (a) Other Business.  To the fullest extent permitted by law, Employee
              --------------
agrees that during the term of this Agreement he will not, directly or indirectly (whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which engages directly or indirectly in competition with the business of the Company, or have any interest in any person, firm, corporation, or venture which engages directly or indirectly in competition with the business of the Company. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund.

          (b) Other Employees.  Except as may be required in the performance of
              ---------------
his duties hereunder, Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company, or any subsidiary, to terminate such employment, nor shall Employee directly or indirectly employ any person who is now or hereafter employed by the Company for a period of one
(1) year from the date such person ceases to be employed by the Company.

          (c) Suppliers.  During the term of this Agreement, and for one (1)
              ---------
year thereafter, Employee shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company to diminish or cease furnishing such goods, services or credit.

          (d) Conflict of Interest.  During the term of this Agreement, Employee
              --------------------
shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Employee's duties and obligations to the Company.

          7.   TERMINATION.
               -----------

          (a) Termination at the Company's Convenience.  Employee's employment
              -----------------------------------------
under this Agreement may be terminated by the Company at its convenience at any time upon giving 30 days or longer notice to Employee. In the event of a termination at the Company's convenience, Employee shall be entitled to receive
(i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as specified in this Agreement for a period of time equal to the greater of the remainder of the term of this Agreement or six months; (iii) the payment of the minimum discretionary bonuses specified in this Agreement; (iv) the immediate vesting of those outstanding but unvested stock options held by Employee as of such termination date that would have vested had Employee remained in the employ of the Company for a period of time equal to the greater of the remainder of the term of this Agreement plus one day or six months; (v) the continuation of the benefits provided by Sections 5(c)(i) and (ii) for a period of time equal to the greater of the remainder of the term of this Agreement or six months; and (vi) no other severance. At his option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

          (b) Termination at Employee's Convenience.  Employee's employment
              --------------------------------------
under this Agreement may be terminated immediately by Employee at his convenience at any time. In the event of a termination at the Employee's convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance.

          (c) Termination by the Company for Substantial Cause.  Employee's
              -------------------------------------------------
employment under this Agreement may be terminated immediately by the Company for substantial cause at any time. In the event of a termination by the Company for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance. "Substantial cause" shall mean for purposes of this subsection a material breach of this Agreement, or misconduct, including but not limited to, dishonesty, theft, use or possession of drugs or alcohol during work, disloyalty and/or felony criminal conduct.

          (d) Termination by Employee for Substantial Cause.  Employee's
              ----------------------------------------------
employment under this Agreement may be terminated immediately by Employee for substantial cause at any time. In the event of a termination by Employee for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as specified in this Agreement for a period of time equal to the greater of the remainder of the term of this Agreement or six months; (iii) the immediate vesting of those outstanding but unvested stock options held by Employee as of such termination date that would have vested had Employee remained in the employ of the Company for a period of time equal to the greater of the remainder of the term of this Agreement plus one day or six months; (iv) the continuation of the benefits provided by Sections 5(c)(i) and (ii) for a period of time equal to the greater of the remainder of the term of this Agreement or six months; and (v) no other severance. At his option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination. "Substantial cause" shall mean for purposes of this subsection a material breach of this Agreement by the Company.

          (e) Termination Due to Permanent Disability.  Subject to all
              ----------------------------------------
applicable laws, Employee's employment under this Agreement may be terminated immediately by the Company in the event Employee becomes permanently disabled. In the event of a termination by the Company due to Employee's permanent disability, Employee shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the immediate vesting of outstanding but unvested stock options held by Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; (iii) the continuation of the benefits provided by Sections 5(c)(i) and (ii) for a period of time equal to the greater of the remainder of the term of this Agreement or six months; and (v) no other severance. Termination under this subsection shall be effective immediately upon the date the Board of Directors of the Company formally resolves that Employee is permanently disabled. Subject to all applicable laws, "permanent disability" shall mean the inability of Employee, by reason of any ailment or illness, or physical or mental condition, to devote substantially all of his time during normal business hours to the daily performance of Employee's duties as required under this Agreement for a continuous period of six (6) months.

          (f) Termination Due to Death.  Employee's employment under this
              -------------------------
Agreement may be terminated immediately by the Company in the event of Employee's death. In the event of a termination by the Company due to Employee's death, Employee's estate shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to six months; (iii) the immediate vesting of outstanding but unvested stock options held by Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; and (iv) no other severance.

          (g) Unless otherwise provided, any severance payments or other amounts due pursuant to this Section 7 shall be paid in cash within thirty (30) days of termination. Any severance payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for such severance pay and other amounts specifically provided pursuant to this
Section 7,

Employee shall not be entitled to any further compensation, bonus, damages, restitution, or other severance benefits upon termination of employment during the term of this Agreement. The amounts payable to Employee pursuant to this
Section 7 shall not be treated as damages, but as severance compensation to which Employee is entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Employee hereunder any amounts earned by Employee in other employment after termination of his employment with the Company, or any amounts which might have been earned by Employee in other employment had he sought such other employment. The provisions of this Section 7 shall not limit Employee's rights under or pursuant to any other agreement or understanding with the Company or with Employee's participation in, or terminating distributions and vested rights under, any pension, profit sharing, insurance or other employee benefit plan of the Company to which Employee is entitled pursuant to the terms of such plan.

          (h) Termination By Mutual Agreement of the Parties.  Employee's
              ----------------------------------------------
employment pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement.

          (i) Pre-Termination Rights.  The Company shall have the right, at its
              ----------------------
option, to require Employee to vacate his office or otherwise remain off the Company's premises prior to the effective date of termination as determined above, and to cease any and all activities on the Company's behalf.

          8.   SURRENDER OF BOOKS AND RECORDS.  Employee agrees that upon
               ------------------------------
termination of employment in any manner, Employee will immediately surrender to the Company all lists, books and records of or connected with the business of the Company, and all other properties belonging to the Company, it being distinctly understood that all such lists, books, records and other documents are the property of the Company.

          9.   GENERAL RELATIONSHIP.  Employee shall be considered an employee
               --------------------
of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

          10.  PROPRIETARY INFORMATION.
               -----------------------

          (a) Employee agrees that any trade secret or proprietary information of the Company to which Employee has become privy or may become privy to as a result of his employment with the Company shall not be divulged or disclosed to any other party (including, without limit, any person or entity with whom or in whom Employee has a business interest) without the express written consent of the Company, except as otherwise required by law. In addition, Employee agrees to use such information only during the term of this Agreement and only in a manner which is consistent with the purposes of this Agreement. In the event Employee believes that he is legally required to disclose any trade secret or proprietary information of the Company, Employee shall give reasonable notice to the Company prior to disclosing such information and shall take such legally permissible steps as are reasonably necessary to protect such Company trade secrets or proprietary information, including but not limited to, seeking orders from a court of competent jurisdiction preventing disclosure or limiting disclosure of such information beyond that which is legally required. The Company shall reimburse Employee for reasonable legal expenses incurred in seeking said orders.

          (b) Except as otherwise required by law, Employee shall hold in confidence all trade secret and proprietary information received from the Company until such information is available to the public generally or to the Company's competitors through no unauthorized act or fault of Employee. Upon termination of this Agreement, Employee shall promptly return any written proprietary information in his possession to the Company.

          (c) As used in this Agreement, "trade secret and proprietary information" means information, whether written or oral, not generally available to the public; it includes the concepts and ideas involved in the Company's products whether patentable or not; and includes, but is not limited to, the processes, formulae, and techniques disclosed by the Company to Employee or observed by Employee. It does not include:

              (i) Information, which at the time of disclosure, had been previously published.

              (ii) Information which is published after disclosure, unless such publication is a breach of this Agreement or is otherwise a violation of the contractual, legal or fiduciary duties owed to the Company, which violation is known to Employee; or

              (iii) Information which, subsequent to disclosure, is obtained by Employee from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company with respect to such information) and does not require Employee to refrain from disclosing such information to others.

          (d) The provisions of this Section 10 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

          11.  INVENTIONS AND INNOVATIONS.
               --------------------------

     (a) As used in this Agreement, inventions and innovations mean new ideas and improvements, whether or not patentable, relating to the design, manufacture, use or marketing of golf equipment or other products of the Company. This includes, but is not limited to, products, processes, methods of manufacture, distribution and management, sources of and uses for materials, apparatus, plans, systems and computer programs.

          (b) Employee agrees to disclose to the Chief Executive Officer and the Board of Directors of the Company any invention or innovation which he develops, either alone or with anyone else, during the term of his employment with the Company, as well as any invention or innovation based on proprietary information of the Company which Employee develops, whether alone or with anyone else, within twelve (12) months after the termination of Employee's employment with the Company.

          (c) Employee agrees to assign any invention or innovation to the
Company:

              (i) which is developed totally or partially while Employee is employed by the Company;

              (ii) for which Employee used any of the Company's equipment, supplies, facilities or proprietary information, even if any or all of such items are relatively minor, and have little or no monetary value; or

              (iii) which results in any way from Employee's work for the Company or relates in any way to the Company's business or the Company's current or anticipated research and development.

          (d) Employee understands and agrees that the existence of any condition set forth in either (c)(i), (ii) or (iii) above is sufficient to require Employee to assign his invention or innovation to the Company.

          (e) All provisions of this Agreement relating to the assignment by Employee of any invention or innovation are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872.

          (f) Employee agrees that any invention or innovation which is required under the provisions of this Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all inventions or innovations belonging to the Company.

          (g) Employee shall disclose all inventions and innovations to the

Company, even if Employee does not believe that he is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign his interest in such invention or innovation to the Company. If the Company and Employee disagree as to whether or not an invention or innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

          12.  ASSIGNMENT.  This Agreement shall be binding upon and shall inure
               ----------
to the benefit of the parties hereto and the successors and assigns of the Company. Employee shall have no right to assign his rights, benefits, duties, obligations or other interests in this Agreement, it being understood that this Agreement is personal to Employee.

          13.  ATTORNEYS' FEES AND COSTS.  If any  arbitration or other
               -------------------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute or default in connection with any of its provisions, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees incurred in such action or proceeding, in addition to any relief to which such party may be deemed entitled, if, and only if, the arbitrator finds that the non-prevailing party's position, taken as a whole, was frivolous or baseless.

          14.  ENTIRE UNDERSTANDING.  This Agreement, together with all
               --------------------
applicable stock option plans and agreements and other employee benefit plans and agreements to which Employee is a beneficiary, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever have been made by Employee or the Company not herein contained. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement replaces and supersedes any and all prior understandings or agreements between Employee and the Company regarding employment.

          15.  NOTICES.  Any notice, request, demand, or other communication
               -------
required or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to:

     Employee:      Elmer L. Ward, Jr.
                    P.O. Box 1447
                    Rancho Santa Fe, California 92067

     Company:       Callaway Golf Company
                    2285 Rutherford Road
                    Carlsbad, California  92008-8815
                    Attn:  Donald H. Dye

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other.

          16.  ARBITRATION.  Any dispute, controversy or claim arising hereunder
               -----------
or in any way related to this Agreement, its interpretation, enforceability, or applicability, or relating to Employee's employment, or the termination thereof, that cannot be resolved by mutual agreement of the parties shall be submitted to arbitration. The arbitration shall be conducted by a retired judge from the Judicial Arbitration and Mediation Service ("JAMS") office located in Orange County, California, who shall have the powers to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof. It is expressly understood that the parties have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute.

          17.  MISCELLANEOUS.
               -------------

          (a) Headings.  The headings of the several sections and paragraphs of
              --------
this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          (b) Waiver.  Failure of either party at any time to require
              ------
performance by the other of any provision of this Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

          (c) Applicable Law.  This Agreement shall constitute a contract under
              --------------
the internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance.

          (d) Severability.  In the event any provision or provisions of this
              ------------
Agreement is or are held invalid, the remaining provisions of this Agreement shall not be affected thereby.

          18.  SUPERSEDES OLD CONSULTING AGREEMENT.  Employee and the Company
               ------------------------------------
recognize that prior to the effective date of this Agreement they were parties to a certain Consulting Agreement effective March 1, 1993, as amended, (the "Old Consulting Agreement"). It is the intent of the parties that as of the effective date of this Agreement, this Agreement shall replace and supersede the Old Consulting Agreement entirely and that the Old Consulting Agreement shall no longer be of any force or effect, except as to Section 7 thereof, and that to the extent there is any conflict between the Old Consulting Agreement and this Agreement, this Agreement shall control and both agreements shall be construed so as to give the maximum force and effect to the provisions of this Agreement.

          19.  DIRECTOR COMPENSATION.  It is recognized that at the time
               ----------------------
Employee commences his employment with the Company pursuant to this Agreement, Employee will have been serving as an elected Director on the Board of Directors of the Company. Employee and the Company both acknowledge that immediately upon the effective date of this Agreement, and throughout the term of this Agreement should Employee remain a Director of the Company, Employee shall not be entitled to any form of compensation offered solely to non-employee Directors, including participation in the Company's Non-Employee Director Stock Option Plan, and that options previously granted to Employee under such Plan, but not yet vested, shall not vest and shall be lost. In lieu of any such compensation as a non-employee Director, including the loss of any unvested stock options previously granted to Employee pursuant to the Non-Employee Director Stock Option Plan, and as further consideration for the promises and obligations contained in this Agreement, the Company shall pay to Employee a one time signing bonus of $60,000.00 upon execution of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

EMPLOYEE:                               COMPANY:
                                        CALLAWAY GOLF COMPANY,
                                        a California corporation


/s/ ELMER L. WARD JR.                   By:  /s/  DONALD H. DYE
---------------------                       ---------------------------------
Elmer L. Ward, Jr.                          Donald H. Dye, President & CEO
